  As filed with the Securities and Exchange Commission on August 22, 2000
                                                      Registration No. 333-41350
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                            DARDEN RESTAURANTS, INC.
             (Exact name of Registrant as specified in its charter)

                Florida                                59-3305930
      (State or other jurisdiction                  (I.R.S Employer
   of incorporation or organization)              Identification No.)

                            5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                                 (407) 245-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             Paula J. Shives, Esq.
              Senior Vice President, General Counsel and Secretary
                            Darden Restaurants, Inc.
                            5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                                 (407) 245-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
         Gary L. Tygesson, Esq.
          Dorsey & Whitney LLP                 Jane W. Sellers, Esq.

         220 South Sixth Street                  McGuireWoods LLP
                                                    One James Center
         Minneapolis, MN 55402                    901 East Cary Street
             (612) 340-2600                     Richmond, VA 23219-4030

                                ---------------   (804) 775-1054

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [X]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and it is not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED AUGUST 22, 2000

PROSPECTUS

                                  $500,000,000

                           DARDEN RESTAURANTS, INC.

                                Debt Securities

                                  -----------

 .  We may use this           .  A supplement to this
   prospectus from time         prospectus will name
   to time to offer             any underwriters,
   unsecured debt               dealers or agents
   securities in one or         involved in the sale
   more series.                 of our debt securities
                                and describe their
                                compensation.

 .  The debt securities
   will be issued under      .  We are the world's
   the terms of an              largest casual dining
   indenture, which is          restaurant
   described in this            organization. We
   prospectus.                  operate Red
                                Lobster(R), Olive
                                Garden(R), Bahama
                                Breeze(R) and Smokey
                                Bones BBQ Sports BarSM
                                restaurants. We are
                                based in Orlando,
                                Florida.


 .  The specific terms of     .  We do not expect our
   each series of debt          debt securities to
   securities issued will       officially trade in
   be described in detail       any public market.
   in a supplement to
   this prospectus.



 .  We may sell debt
   securities directly to
   purchasers, through
   underwriters, dealers
   or agents or through
   any combination of
   these methods.

  This prospectus may not be used to consummate sales of these debt securities unless accompanied by a prospectus supplement. The prospectus supplement may update or change information contained in this prospectus.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this Prospectus is August   , 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS...............   1
ABOUT DARDEN...............................................................   1
ABOUT THE OFFERING.........................................................   1
RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES............................   2
USE OF PROCEEDS............................................................   2
DESCRIPTION OF DEBT SECURITIES.............................................   2
PLAN OF DISTRIBUTION.......................................................  13
EXPERTS....................................................................  14
VALIDITY OF DEBT SECURITIES................................................  14
WHERE YOU CAN FIND MORE INFORMATION ABOUT DARDEN...........................  14

                               ----------------

                       SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

   Some statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus may constitute "forward-looking statements" within the meaning of federal securities laws. When used in our documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements.

   We have identified a number of cautionary factors in our filings with the SEC including our most recent Annual Report on Form 10-K and Exhibit 99 attached thereto, which are incorporated by reference in this prospectus, and we refer you to those reports for further information. We qualify any forward-looking statements entirely by these cautionary factors.

                                  ABOUT DARDEN

   We are the world's largest casual dining restaurant organization. As of May 28, 2000, we operated 1,102 restaurants in 49 states, including 622 Red Lobster, 464 Olive Garden, 14 Bahama Breeze and two Smokey Bones BBQ Sports Bar restaurants. We also operated 37 restaurants in Canada, including 32 Red Lobster and five Olive Garden restaurants. We operate all of our North American restaurants. In Japan, as of May 28, 2000, Red Lobster Japan Partners, a Japanese retailer that is not affiliated with us, operated 35 Red Lobster restaurants under an Area Development and Franchise Agreement.

   We opened our first restaurant, a Red Lobster, in Lakeland, Florida in January 1968. We were acquired by General Mills, Inc. in 1970. In May 1995, we became a separate publicly held company when General Mills distributed all of our outstanding stock to the stockholders of General Mills.

   We were incorporated under the laws of the State of Florida in 1995. Our principal executive offices are located at 5900 Lake Ellenor Drive, Orlando, Florida 32809. Our telephone number is (407) 245-4000.

                               ABOUT THE OFFERING

   We may offer and sell from time to time, in one or more series, unsecured debt securities, which may consist of notes, debentures or other evidences of indebtedness. The total initial offering prices of the debt securities that we may offer and sell under this prospectus and supplements to it will not be greater than $500,000,000 or the equivalent in a foreign currency at the time of sale. This prospectus provides you with a general description of the securities we may offer.

   Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this prospectus with the attached prospectus supplement, which together provide the specific terms of the securities that we are offering.

                RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

   The following table describes the ratio of our consolidated earnings to fixed charges for each of the years indicated:

                                                    Fiscal Year Ended
                                         ---------------------------------------
                                         May 28, May 30, May 31, May 25, May 26,
                                          2000    1999    1998    1997    1996
                                         ------- ------- ------- ------- -------
   Ratio of consolidated earnings to
    fixed charges.......................  7.07    6.18    4.96    2.89    5.57

   Earnings represent consolidated pretax earnings from continuing operations before restructuring and asset impairment expense or credit, net, plus fixed charges (net of capitalized interest). Fixed charges represent interest costs, whether expensed or capitalized, and the percent of minimum restaurant and equipment lease payments deemed to represent the interest factor.

                                USE OF PROCEEDS

   We will use the net proceeds we receive from the sale of the debt securities for general corporate purposes, unless we specify another use in the applicable prospectus supplement. General corporate purposes may include working capital, capital expenditures, stock repurchases, debt repayment or the financing for possible acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

   This section describes the general terms and provisions of the debt securities that are offered by this prospectus. We will offer the debt securities, at various times, in one or more series, under an indenture dated as of January 1, 1996 between us and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association), as trustee.

   This description of some provisions of the indenture is not complete. You should refer to the applicable provisions of the indenture covering the debt securities. The indenture is an exhibit to our registration statement, filed with the Securities and Exchange Commission, File No. 333-41350, of which this prospectus is a part. Each prospectus supplement will state the particular terms that will apply to the offered debt securities included in the supplement and will describe the extent, if any, to which the general terms and provisions described in this prospectus do not apply to those particular securities.

   Because this is a summary, it does not contain all the information that may be important to you. You should read the entire indenture, including the definitions of terms, and the applicable prospectus supplement before you make any investment decision. Some of the terms used in the following discussion are defined in the indenture, and their definitions are incorporated by reference in this prospectus.

   The covenants in the indenture do not necessarily protect you from a decline in our credit rating due to highly leveraged or other transactions involving us.

General

   We may offer the debt securities in one or more series, as we may authorize at various times. The indenture does not limit the aggregate principal amount of debt securities that we may issue under it. We may specify a maximum aggregate principal amount for a series of debt securities, but we may also increase the specified maximum aggregate principal amount by resolution of our board of directors. All debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt.

   Except as described under the section entitled "Some Restrictive Covenants" below, the indenture does not limit us or any of our subsidiaries from incurring more debt or issuing more securities, and does not contain financial or similar restrictions on us or any of our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any of our subsidiaries at the time of the subsidiary's liquidation or reorganization or otherwise, are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that we or any of our creditors may be a creditor of that subsidiary.

   The applicable prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

  . the title of the offered debt securities;

  . any limit on the aggregate principal amount of the offered debt securities;

  . the person to whom interest is payable, if other than the person in whose name it is registered as of the record date for payment of interest;

  . the date(s) on which the offered debt securities will mature and any rights of extension;

  . the annual rate(s), if any, which may be fixed or variable, at which the offered debt securities will bear interest, or the method by which this rate(s) will be determined;

  . the date from which interest will accrue, the interest payment date(s) and the regular related applicable record date(s);

  . the place(s) where the principal, premium, if any, and interest on the offered debt securities will be payable;

  . the period(s), if any, within which and the price(s) at which the offered debt securities may be redeemed, under any redemption provisions, at our option, and other detailed terms of the optional redemption provisions;

  . our obligation to redeem or purchase the offered debt securities under any sinking fund, or at your option, and the terms and conditions under which the offered debt securities may be redeemed or purchased, in whole or in part, under this obligation;

  . if other than in denominations of U.S. $1,000 or multiples of U.S.
    $1,000, the denominations in which the offered debt securities will be issued;

  . any index or formula used to determine the amount of principal, premium, if any, or interest payable on the offered debt securities;

  . the currency or currency units in which the offered debt securities are denominated, and principal and interest may be payable, and for which the debt securities may be purchased, if other than in U.S. dollars;

  . if the principal, premium, if any, or interest paid on the offered debt securities are specified or payable at our option or at yours, in a currency other than U.S. dollars, whether and under what terms and conditions this election can be made and the amount payable, or the manner in which this amount is determined;

  . if other than the principal amount of the offered debt security, the portion of the principal payable at acceleration of the offered debt securities following an event of default;

  . if the principal amount payable at maturity of the offered debt securities will not be determinable as of any date prior to maturity, the principal amount of offered debt securities at that date, including the principal amount deemed outstanding as of any date prior to maturity, or in any case, the manner in which this amount is determined;

  . if the offered debt securities are not defeasible as described under the section entitled "Defeasance" below;

  . whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or debt securities and the circumstances under which you may exchange any global security for debt securities registered in the name of, and any transfer of the global security registered to an entity other than the depositary or its nominee;

  . any event of default or covenant related to the offered debt securities of a particular series, if not specified in this prospectus; and

  . any other terms of the offered debt securities that will not conflict with the provisions of the indenture.

   Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000. We may issue the offered debt securities in the form of one or more global certificates, as described below under the section entitled "Global Securities." The applicable prospectus supplement will describe special federal income tax and other considerations related to offered debt securities denominated in foreign currencies.

Exchange, Registration and Transfer

   You may exchange debt securities of any series that are not global securities for other registered securities of the same series and of like aggregate principal amount in different authorized denominations. Transfers and exchanges may be made without service charge and after payment of any taxes or other governmental charges as described in the indenture. We have appointed the trustee as security registrar as provided under the indenture. The security registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Original Issue Discount Debt Securities

   We may issue the offered debt securities as original issue discount debt securities, bearing no interest or with an interest rate which at the time of issuance is below market rates. We may sell original issue discount debt securities at a substantial discount below their principal amount. The applicable prospectus supplement will describe special federal income tax and other considerations related to original issue discount debt securities.

Payment and Paying Agent

   Unless the applicable prospectus supplement specifies otherwise, we will pay the principal, premium, if any, and interest on the offered debt securities, and the transfer of the offered debt securities will be registrable, at the principal corporate trust office of the trustee. In addition, unless the applicable prospectus supplement specifies otherwise, and with the exception of global securities, we may, at our option, pay interest by check mailed to the address of the person entitled to it, as it appears on our security register.

Global Securities

   We may issue the offered debt securities of a series in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. We may issue global securities in a denomination equal to the aggregate principal amount of outstanding debt securities of the series.

   Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

  . by the applicable depositary to a nominee of the depositary,

  . by any nominee to the depositary itself or another nominee, or

  . by the depositary or any nominee to a successor depositary or any nominee of the successor.

   We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

   When we issue a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary, which we refer to as the participants. Those accounts will be designated by the dealers, underwriters or agents related to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

   As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interest in a global security:

  . will not be entitled to have any of the underlying debt securities registered in their names;

  . will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

  . will not be considered the owners or holders under the indenture relating to those debt securities.

   Payments of principal, premium, if any, and interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing these debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the global security.

   We expect that the depositary or its nominee, after receipt of any payment of principal, premium, if any, or interest relating to a permanent global security representing any series of debt securities, will immediately credit the participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those participants.

   If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that case, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, the owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In this instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in denominations, unless we specify otherwise, of $1,000 or integral multiples of $1,000.

Some Restrictive Covenants

Limitations on Liens

   Unless the applicable prospectus supplement specifies otherwise, neither we nor any restricted subsidiary will incur, issue, assume or guarantee any debt secured by a lien on any principal property, of ours or of any restricted subsidiary, or on shares of capital stock or debt issued by any restricted subsidiary and owned by us or any restricted subsidiary, whether the principal property, shares or debt were owned on the date of the indenture or acquired after that date, without providing that the debt securities will be secured equally and ratably with all other debt also secured, as long as this debt is secured.

   Debt means any obligation of ours or of any of our subsidiaries, or any obligation guaranteed by us or any of our subsidiaries to repay money borrowed, whether evidenced by bonds, debt securities, notes or similar instruments, and including reimbursement obligations related to commercial letters of credit, bankers' acceptances or similar facilities.

   Lien means, for any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind related to that property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

   Principal property means all restaurant or related equipment and real property, in each case which is owned by us or a subsidiary and which constitutes all or part of any restaurant located within the United States or Canada.

   Restricted subsidiary means any subsidiary of ours which does not meet the following conditions:

  . the greater portion of the operating assets is located, or the principal business is carried on, outside the United States and Canada, or which, during the twelve most recent calendar months, or shorter period elapsed since its organization, derived the major portion of its gross revenues from sources outside the United States or Canada;

  . the principal business consists of financing or assisting in the financing of dealers, distributors or other customers to facilitate:

   - the acquisition or disposition of our products or of any of our subsidiaries, or

   - obtaining equipment or machinery used in this acquisition or disposition;

  . the principal business consists of owning, leasing, dealing in or developing real property; or

  . substantially all of the assets consist of securities of subsidiaries described in the first three bullet points above.

   Subsidiary means a corporation in which we or one or more subsidiaries directly or indirectly own more than 50% of the outstanding voting stock. Voting stock is a stock which ordinarily has voting power for the election of directors, at all times or as long as no senior class of stock has this voting power due to a contingency.

   The limitations on liens do not apply to:

  . liens existing on the date of the indenture;

  . liens on any principal property acquired, constructed or improved by us or any restricted subsidiary after the date of the indenture which are created or assumed at the time of, or within 180 days of the acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of the acquisition, construction or improvement;

  . liens on property, shares of capital stock or debt existing at the time they are acquired by us whether by merger, consolidation, purchase, lease or some other method, including liens existing at the time that this corporation becomes a restricted subsidiary;

  . liens in favor of us or any of our restricted subsidiaries;

  . liens in favor of the state or federal government, any department, agency or subdivision of any state or federal government, or Canada or political subdivision of Canada, to secure partial, progress, advance or other payments, to secure other contractual or statutory obligations, or to secure any debt incurred to finance the cost of acquiring, constructing or improving the property that is subject to the lien, including liens incurred in connection with pollution control, industrial revenue or similar financings;

  . liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise if we disposed of the property within 180 days after the creation of these liens and if any debt secured by these liens will be without recourse to us or any subsidiary;

  . liens imposed by law, including mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other liens arising in the ordinary course of business, or federal, state or municipal liens arising out of contracts for the sale of products or services by us or any restricted subsidiary, or deposits or pledges to obtain the release of any of these liens;

  . pledges or deposits under workmen's compensation or similar laws or under other circumstances;

  . liens in connection with legal proceedings, including liens arising out of judgments or awards, contested in good faith by us or our restricted subsidiary, or liens incurred by us or our restricted subsidiary to obtain a stay or discharge in the course of legal proceedings;

  . liens for taxes or assessments not yet due or delinquent, or which can be paid without penalty, or contested in good faith by appropriate proceedings;

  . liens consisting of restrictions on the use of real property which do not interfere materially with the property's use or value; or

  . any extension, renewal or replacement, as a whole or in part, of any lien existing on the date of the indenture or of any lien referred to, in the first two and in the last six bullet points. This extension, renewal or replacement lien must however be limited to all or part of the same property, shares of stock or debt that secured the lien, plus improvements on the property, and the debt secured by the lien at that time must not be increased.

   The limitations on liens also do not apply if at the time and after giving effect to any debt secured by a lien and any retirement of debt secured by a lien:

  . the total amount of all existing debt secured by liens which could not have been incurred by us or our restricted subsidiary without equally or ratably securing the debt securities, and which is not subject to the exceptions described above; plus

  . the attributable value of all sale and leaseback transactions entered into in reliance on the section titled "Limitations on Sale and Leaseback"

does not exceed the greater of 10% of our consolidated capitalization or $250,000,000.

   Consolidated capitalization means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by our consolidated balance sheet and the consolidated balance sheet of our subsidiaries, whether or not consolidated for accounting purposes.

Limitations on Sale and Leaseback

   Unless the applicable prospectus supplement specifies otherwise, neither we nor any of our restricted subsidiaries will enter into any sale and leaseback transaction involving the leasing for a period greater than three years of any principal property, unless either:

  . we or our restricted subsidiary would be, at the time of entering into the sale and leaseback transaction, entitled, without equally and ratably securing the debt securities then existing, to incur, issue, assume or guarantee debt secured by a lien on the property, under the provisions described above in the section entitled "Limitations on Liens," or

  . within 180 days after that sale or transfer, we apply to retire our funded debt, subject to credits for some voluntary retirements of funded debt, an amount equal to the greater of:

   - the net proceeds of the sale of the principal property sold and leased back under that arrangement, or

   - the fair market value of the principal property so sold and leased back.

   This limitation will not apply to a sale and leaseback transaction between us and a restricted subsidiary, or between restricted subsidiaries, or involving the taking back of a lease for a period of less than three years.

   Funded debt means notes, bonds, debt securities or other debt for money borrowed which by its terms matures at, or is extendible or renewable at the option of the lender to a date more than 12 months after the date of the creation of that debt.

   This limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback:

  . the attributable value of all sale and leaseback transactions existing at that time and which is not subject to the exceptions described above; plus

  . the total amount of all existing debt secured by liens that we entered into in reliance on the last two bullet points of the section entitled "Limitations on Liens,"

does not exceed the greater of 10% of our consolidated net tangible assets or $250,000,000.

   Attributable value means, for any sale and leaseback transaction, at the time of determination, the lesser of:

  . the sale price of the principal property so leased, multiplied by a fraction, the numerator of which is the remaining portion of the base term of the lease included in sale and leaseback transaction and the denominator of which is the base term of such lease, and

  . the total obligation, discounted to present value at the highest rate of interest specified by the terms of any series of debt securities then outstanding compounded semi-annually, of the lessee for rental payments, other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights, during the remaining portion of the base term of the lease included in that sale and leaseback transaction.

Events of Default

   Events of default when used in the indenture, mean any of the following for a series of offered debt securities:

  . failure to pay any interest on any debt security for 30 days after the interest becomes due;

  . failure to pay the principal or premium, if any, on any debt security when due;

  . failure to deposit any sinking fund payment on any debt security when due;

  . failure to perform or breach of any other covenant in the indenture that continues for 60 days after written notice;

  . a default under any bond, debt security, note or other debt for money borrowed by us, including a default related to debt securities of any series other than that series, or under any mortgage, indenture or instrument, including the indenture, under which there may be issued or by which there may be secured or evidenced any debt for money borrowed by us, having an aggregate principal amount outstanding of at least $25,000,000, whether that debt now exists or is later created, which debt has become due and has not been paid, or whose maturity has been accelerated, and which debt has not been discharged or that acceleration has not been annulled within 10 business days after written notice as provided in the indenture;

  . some events of bankruptcy, insolvency or reorganization; and

  . any other event of default related to the debt securities of that series.

   If any event of default, other than an event of default described in the sixth bullet point above for any series, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any of the debt securities of that series are original issue discount debt securities, the lesser portion of the principal amount of these debt securities as may be specified by their terms, of all of the debt securities of that series to be due and immediately payable.

   If an event of default described in the sixth bullet point above occurs, the principal amount, or if any of the debt securities of that series are original issue discount securities, the portion of the principal amount of these debt securities as may be specified by their terms, will automatically become immediately due and payable, and without any declaration or other action on the part of the trustee or any holder.

   The trustee is required, within 90 days after the occurrence of an event of default related to the debt securities of any series, to give to the holders of the debt securities of that series notice of the default that it actually knows of, if not cured or waived. However, except in the case of default in the payment of principal, premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided, the trustee will be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of the debt securities of that series. In addition, the notice will not be given until 30 days after the occurrence of an event of default related to the debt securities of any series in the performance of a covenant in the indenture other than for the payment of the principal, premium, if any, or interest on any debt security of that series or the deposit of any sinking fund payment with respect to the debt securities of that series.

   At any time after a declaration of acceleration of any debt securities of a series is made, but before the trustee has obtained a judgment for payment of money, the holders of a majority in aggregate principal amount of the existing debt securities of that series may, under some circumstances, rescind this acceleration.

   The indenture contains provisions entitling the trustee to be indemnified by the holders of the debt securities of the relevant series before proceeding to exercise any right or power under the indenture at the request of those holders. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, related to the debt securities of that series.

   The holder of debt securities will not have any right to institute any proceeding related to the indenture, or for the appointment of a receiver or trustee for any other remedy under the indenture, unless:

  . the holder has previously given to the trustee written notice of a continuing event of default related to the debt securities of that series;

  . holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute the proceeding and the holders have offered reasonable indemnity; and

  . the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series instructions which conflict with that request, within 60 days after the notice, request and offer.

   The indenture requires us to file annually with the trustee a certificate executed by one officer, indicating whether the officer has knowledge of any default under the indenture.

   The right of any holder to receive payment of the principal, premium, if any, and interest on the debt securities or to institute a legal proceeding cannot be impaired without the holder's consent.

Modification and Waiver

   With the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification or amendment, voting as one class, we and the trustee may execute supplemental indentures modifying or amending the indenture or any supplemental indenture.

   Without the consent of the holder of each debt security affected by the modification, we may not:

  . change the maturity of, the principal of, or any installment of principal or interest on any debt security; or

  . reduce the principal amount of the debt security; or

  . reduce the rate of interest on the debt security; or

  . reduce any premium payable at redemption of the debt security; or

  . reduce the amount of the principal of an original issue discount security due or any other security due at acceleration of maturity; or

  . change the place of payment, or coin or currency in which the principal, premium, if any, or interest on any debt security is payable; or

  . impair the right to institute suit for the enforcement of any payment on or after maturity, or in the case of redemption or repayment, on or after the redemption or repayment date; or

  . reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture; or

  . reduce the percentage of outstanding debt securities necessary to waive compliance with some provisions of the indenture or for waiver of some defaults; or

  . modify the foregoing requirements.

   The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive, for that series, our compliance with some provisions of the indenture.

   The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture for the debt securities of that series, except a default:

  . in the payment of principal, premium, if any, or interest on any debt security, or

  . related to a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

   The indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action as of any date:

  . the principal amount of an original issue discount security deemed outstanding will be the amount of the principal of the original issue discount security due at acceleration of maturity to that date;

  . if, as of that date, the principal amount payable at the maturity of a debt security cannot be determined, the principal amount of the debt security deemed outstanding will be the amount determined under a board resolution and specified in an officers' certificate, or determined in one or more supplemental indentures, prior to the issuance of the debt securities;

  . the principal amount of a debt security denominated in one or more foreign currencies or currency units deemed outstanding will be the U.S. dollar equivalent, determined as of that date as described in the previous bullet point, of the principal amount of the debt security, or in the case of a debt security described in either of the first two bullet points, of the amount determined as described in that bullet point above; and

  . debt securities owned by us or any other lender on the debt securities, or any affiliates of ours or of any lender, will be disregarded and deemed not to be outstanding, except that in determining whether the trustee will be protected in relying on such request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the trustee knows to be so owned will be disregarded.

   Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right to so act for the debt securities and that the pledgee is not us or any other lender on the debt securities or any of our affiliates or other lender.

Consolidation, Merger and Sale of Assets

   We may not consolidate with or merge into another entity or convey, transfer or lease our property and assets substantially as an entirety to any other entity, and we may not permit any entity to consolidate with or merge into us or convey, transfer or lease their properties and assets substantially as an entirety to us, unless:

  . any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States, any State or the District of Columbia, and this successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture in a form satisfactory to the trustee;

  . immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, occurred and is continuing;

  . if, as a result of this transaction, our property or assets become subject to a lien which is not permitted by the indenture, our successor or us, as the case may be, takes the necessary steps to secure the debt securities issued under the indenture equally and ratably with debt secured by the lien; and

  . other conditions required under the indenture are met.

   If we consolidate or merge into or if we convey, transfer or lease our assets substantially as an entirety, our successor will succeed to, and will be substituted for us under the indenture, and in this case, but not in the case of a lease, we will be relieved of all obligations and covenants under the indenture and debt securities.

Defeasance

   Unless the applicable prospectus supplement specifies otherwise, the following provisions relating to defeasance and discharge of debt, or relating to defeasance of some restrictive covenants under the indenture, will apply to the debt securities of any series, or to any specified part of a series.

   The indenture contains a provision which permits us to elect:

  . to defease and be discharged from all of our obligations, subject to limited exceptions, related to any series of debt securities then outstanding, which we refer to as legal defeasance; or

  . to be released from our obligations under some restrictive covenants, including those described above under the section entitled "Some Restrictive Covenants," which we refer to as covenant defeasance.

   To make this election, we must:

  . deposit in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal, premium, if any, and interest in accordance with their terms, will provide sufficient money to repay in full the series of debt securities and any mandatory sinking fund payments on the respective maturities;

  . deliver to the trustee an opinion of counsel as provided under the indenture, that holders of debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if this deposit, defeasance and discharge had not occurred; and

  . comply with other conditions of the indenture.

   If we exercised the legal defeasance option on any debt securities and these debt securities were declared due and payable because an event of default occurred, the amount of money and U.S. government obligations deposited in trust would be sufficient to pay the amounts due on the debt securities at the time of their respective maturities but may not be sufficient to pay the amounts due on the debt securities at acceleration resulting from the event of default. In that case, we would remain liable for the payments.

   U.S. government obligation means:

  . any security which is:

   - a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged, or

   - an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in case of either this paragraph or the previous paragraph, is not callable or redeemable at the option of the issuer; and

  . any depositary receipt issued by a bank, as custodian for any U.S.
    government obligation which is specified in the first bullet point above and held by that bank for the account of the holder of the depositary receipt, or for any specific payment of principal or interest on any U.S. government obligation so specified and held, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian for the U.S. government obligation or the specific payment of principal or interest evidenced by the depositary receipt.

The Trustee

   Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association) is the trustee under the indenture. The trustee may resign or be removed by the act of holders of a majority in principal amount of the securities of a series, with respect to one or more series of debt securities, and we may appoint a successor trustee to act for these series. If two or more persons are acting as trustee for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and any action described in this prospectus to be taken by the "trustee" may then be taken by each trustee for, and only for, the series of securities for which it is trustee.

   The trustee participates in our credit agreement and maintains customary banking relationships with us. The trustee also serves as our register and transfer agent for the offered debt securities.

Governing Law

   The indenture and the offered debt securities will be governed by, and construed under, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

   We may sell the offered debt securities:

  . through underwriters or dealers;

  . directly to one or a limited number of institutional purchasers;

  . through agents; or

  . through some combination of these methods.

   This prospectus or the applicable prospectus supplement will describe the terms of the offering of any debt securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting commissions or other items constituting underwriters' compensation.

By Underwriters

   If underwriters are used in the sale, the offered debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

By Dealers

   If a dealer is utilized in the sale of any offered debt securities, we will sell those debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

By Agents

   We may also sell offered debt securities through agents. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

By Direct Sales

   We may also directly sell offered debt securities. In this case, no underwriters, dealers or agents would be involved.

General Information

   Underwriters, dealers and agents that participate in the distribution of the offered debt securities may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

   If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered debt securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.

   Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered debt securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

   The offered debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell the debt securities for public offering and sale may make a market in the debt securities. The underwriters or agents are not obligated to make a market in the offered debt securities and may discontinue market making at any time without notice. We cannot predict the liquidity of the trading market for any debt securities.

   In connection with an offering of our debt securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the debt securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the debt securities may be listed, in the over-the-counter market or otherwise.

                                    EXPERTS

   The consolidated financial statements of Darden Restaurants, Inc. as of May 28, 2000 and May 30, 1999, and for each of the years in the three-year period ended May 28, 2000 have been incorporated by reference in the prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in the prospectus, and upon the authority of said firm as experts in accounting and auditing.

                          VALIDITY OF DEBT SECURITIES

   The validity of the offered debt securities will be passed upon for us by George T. Williams, Esq., as Associate General Counsel of Darden, and, unless otherwise indicated in the applicable prospectus supplement or prospectus supplements, for any underwriters or agents by McGuireWoods LLP. As of July 7, 2000, George T. Williams owned 11,443 shares of our common stock and had options to purchase 120,397 shares of our common stock.

                WHERE YOU CAN FIND MORE INFORMATION ABOUT DARDEN

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. You may also obtain copies of our SEC filings at the office of the New York Stock Exchange, Inc. For further information on obtaining copies of Darden's public filings at the New York Stock Exchange, you should call 1-212-656-3000.

   The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the document listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 14(d) of the Securities Exchange Act of 1934 until our offering is completed:

  . Annual Report on Form 10-K for the year ended May 28, 2000.


   You may request a copy of this filing, at no cost, by writing to or telephoning us at the following address (or by visiting our website at http://www.darden.com):

                               Investor Relations
                            Darden Restaurants, Inc.
                            5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                                 (407) 245-4000

   You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission registration fee............. $ 66,000
     Legal fees and expenses.........................................  170,000
     Printing and engraving..........................................   25,000
     Accountant's fees and expenses..................................   75,000
     Fees and expenses of Trustee and Counsel........................   20,000
     Rating agencies fees............................................  513,000
     Expenses of qualification under state blue sky laws.............    3,000
     Miscellaneous...................................................   18,000
                                                                      --------
       Total......................................................... $890,000*
                                                                      ========

--------
*  All of the above amounts are estimates except for the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

   Pursuant to authority conferred by Florida law, the Darden Restaurants, Inc. ("Darden") Articles of Incorporation contain a provision providing that no director of Darden shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, unless (i) the director breached or failed to perform his or her duties as director and (ii) the breach or failure constitutes (a) a violation of criminal law (except where he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful), (b) a transaction from which the director derived improper personal benefit, (c) unlawful distributions, (d) conscious disregard of the corporation's best interest or willful misconduct, or (e) recklessness or an act or omission in bad faith.

   The Darden Articles of Incorporation also provide that if Florida law is amended to further eliminate or limit the liability of directors, then the liability of a director of Darden shall be eliminated or limited, without further shareholder action, to the fullest extent permissible under Florida law as so amended.

   Florida law contains provisions permitting and, in some situations, requiring Florida corporations, such as Darden, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Darden Articles of Incorporation and Bylaws contain provisions requiring indemnification by Darden of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. In addition, the Darden Articles of Incorporation and Bylaws authorize it to purchase insurance for its directors and officers insuring them against some risks as to which Darden may be unable lawfully to indemnify them. Darden maintains this insurance coverage for its officers and directors as well as insurance coverage to reimburse Darden for potential costs of its corporate indemnification of officers and directors.

   Reference is made to Section 6 of the form of Underwriting Agreement filed as Exhibit 1.1 hereto for a description of the indemnification arrangements for offerings made pursuant to such agreement.

   The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16. Exhibits.

 Number                                 Description
 ------                                 -----------
  1.1    -- Form of Underwriting Agreement with respect to the Debt Securities.
  4.1    -- Indenture dated as of January 1, 1996 between the Registrant and
            Wells Fargo Bank Minnesota, National Association (formerly known as
            Norwest Bank Minnesota, National Association), as Trustee
            (incorporated by reference to Exhibit 4.1 to the Registrant's Form
            8-K dated January 26, 1996).
  4.2    -- Proposed form of Debt Securities (included as part of Exhibit 4.1).
  5*     -- Opinion of George T. Williams as to legality of the Debt Securities being registered.
 12*     -- Computation of Ratio of Consolidated Earnings to Fixed Charges.
 23.1    -- Consent of KPMG LLP.
 23.2    -- Consent of George T. Williams (included in Exhibit 5).
 24*     -- Powers of Attorney.
 25*     -- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Wells Fargo Bank Minnesota, National
            Association (formerly known as Norwest Bank Minnesota, National
            Association).

--------
* Previously filed.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 21st day of August, 2000.

                                          DARDEN RESTAURANTS, INC.

                                               /s/ Clarence Otis, Jr.
                                          By:
                                            -----------------------------------
                                             Clarence Otis, Jr. Senior Vice
                                          President -- Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on August 21, 2000 in the capacities indicated.

             Signature                                       Title
             ---------                                       -----
          /s/ Joe R. Lee *
------------------------------------
             Joe R. Lee              Director, Chairman of the Board and Chief Executive
                                      Officer (principal executive officer)

      /s/ Clarence Otis, Jr.
------------------------------------
         Clarence Otis, Jr.          Senior Vice President -- Chief Financial Officer
                                      (principal financial and accounting officer)

       /s/ Bradley D. Blum *
------------------------------------
          Bradley D. Blum            Director

       /s/ Daniel B. Burke *
------------------------------------
          Daniel B. Burke            Director

        /s/ Odie C. Donald *
------------------------------------
           Odie C. Donald            Director


------------------------------------
         Julius Erving, II           Director

      /s/ Richard E. Rivera *
------------------------------------
         Richard E. Rivera           Director

       /s/ Michael D. Rose *
------------------------------------
          Michael D. Rose            Director

      /s/ Hector de J. Ruiz *
------------------------------------
         Hector de J. Ruiz           Director

       /s/ Maria A. Sastre *
------------------------------------
          Maria A. Sastre            Director

             Signature                                       Title
             ---------                                       -----
        /s/ Jack A. Smith *
------------------------------------
           Jack A. Smith             Director

      /s/ Blaine Sweatt, III *
------------------------------------
         Blaine Sweatt, III          Director

        /s/ Rita P. Wilson *
------------------------------------
           Rita P. Wilson            Director

        /s/ Clarence Otis, Jr.
*By: __________________________
          Clarence Otis, Jr.
           Attorney-in-Fact

                                 EXHIBIT INDEX

 Number     Description
 ------     -----------
  1.1    -- Form of Underwriting Agreement with respect to the Debt Securities.
  4.1    -- Indenture dated as of January 1, 1996 between the Registrant and
            Wells Fargo Bank Minnesota, National Association (formerly known as
            Norwest Bank Minnesota, National Association), as Trustee
            (incorporated by reference to Exhibit 4.1 to the Registrant's Form
            8-K dated January 26, 1996).
  4.2    -- Proposed form of Debt Securities (included as part of Exhibit 4.1).
  5*     -- Opinion of George T. Williams as to legality of the Debt Securities being registered.
 12*     -- Computation of Ratio of Consolidated Earnings to Fixed Charges.
 23.1    -- Consent of KPMG LLP.
 23.2    -- Consent of George T. Williams (included in Exhibit 5).
 24*     -- Powers of Attorney.
 25*     -- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Wells Fargo Bank Minnesota, National
            Association (formerly known as Norwest Bank Minnesota, National
            Association).

--------

* Previously filed.

                                       1